Exhibit 99.1

Information Relating to Part II, Item 14. – Other Expenses of Issuance and Distribution

The following table sets forth the expenses incurred by CoBiz Financial Inc. (the “Company”) in connection with the Company’s issuance and distribution of 12,670,000 shares of the Company’s common stock, par value $.01 per share, pursuant to the Company’s registration statement previously filed with the Securities and Exchange Commission on Form S-3 (No. 333-139500), other than underwriting discounts and commissions.  All of the amounts shown are estimated.

Description	Amount Payable by the Company
Nasdaq Global Select Market listing fee	$65,000
Printing and engraving expenses	$30,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$170,000
Transfer agent fees	$15,000
Miscellaneous	$10,000
Total	$340,000